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                                                          EXHIBIT 10.6



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") made to be effective as of the 13th day of March, 1998, by and between Hesser, Inc., a New Hampshire corporation (the "Employer"), and _____________________ (the "Employee").

                                   BACKGROUND

         A. The Employer is engaged in the business of operating post secondary schools under the trade name "Hesser College;" and

         B. The Employer desires to employ the Employee and the Employee is willing to be employed by the Employer, pursuant to the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. TERM; DUTIES. Employer hereby hires and employs Employee as its _______________________ and Employee hereby accepts and agrees to such employment for an initial term of one (1) year from the date first above written (such initial term as it may be extended from time to time in writing shall hereinafter be referred to as the "Employment Term"). Employee shall perform those duties as may be required by the Employer's Board of Directors and shall at all times during the term of this Agreement be subject to the general supervision, advise, and direction of Employer and the Employer's supervisory personnel. Employee shall also perform such other additional or substituted related or unrelated services and duties as may be assigned to Employee from time to time by Employer. Employee understands that Employee is serving in this position at the pleasure of the Board of Directors of Employer and can be reassigned to another position with Employer at any time by the Board of Directors. Subsequent to the Employment Term, in consideration for the continuation of Employee's Benefits as set forth in Section 7 hereof, Employee agrees to act as a consultant to the Employer and perform such incidental consulting services as may from time to time reasonably be requested by the Employer, provided that if Employee is requested to render consulting services in excess of such incidental services he shall be compensated for such services at a mutually agreed upon rate.

         2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience and talents, all of the duties that may be required by this Agreement. Such duties shall be performed at the Employer's place of business located in Hillsborough County, New Hampshire, and at such other places as the needs, business, or opportunities of the Employer may require from time to time...

         3. SALARY. As compensation for the services provided by Employee under this Agreement, Employer will pay Employee an annual salary equal to $_______ payable in accordance with Employer's payroll policies. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial period that occurred prior to the date of termination and for which the Employee has not yet been paid. This annual salary shall be reviewed on an annual



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basis, and, if appropriate, increased by the Board of Directors at its sole and absolute discretion.

          4. DEATH OR DISABILITY OF EMPLOYEE. If Employee dies during the term of this Agreement, Employee's estate shall be entitled to such payment of salary as may be due and owing Employee as of the date of Employee's death, but due no other compensation of any kind including, without limitation, payments in connection with the remainder of the term of this Agreement from the date of Employee's death. In the event Employee become disabled during the term of this Agreement, subject to governmental statutes and regulations, the Employer may terminate this Agreement at any time on ninety (90) days' notice to Employee. For the purposes of this Agreement, the term "disability" shall mean a mental or physical illness or condition that renders Employee incapable of performing all of the essential functions of the services required of Employee under this Agreement.

          5. EXPENSES. The Employer will reimburse Employee for actual "out-of-pocket" expenses in accordance with Employer's policies in effect from time to time. Such expenses include, but are not limited to, expenses for travel, entertainment, and miscellaneous incurred in the conduct of the business of the Employer. Employee shall keep appropriate records of such expenses and submit receipts or other evidence relating to them in accordance with the Employer's policy.

          6. VACATION; SICK LEAVE/HOLIDAYS. During the term of this Agreement, Employee shall be entitled to annual paid vacation as provided within the Employer's policy in effect from time to time. In addition, Employee shall be entitled to paid sick time and paid holidays as provided within Employer's policies in effect from time to time.

          7. FRINGE AND MEDICAL BENEFITS. Employee and his immediate family members shall be eligible to participate in the Employer's medical benefits as other similarly situated employees of the Employer until such time as Employee qualifies for the Medicare program; provided, however, that, subsequent to the Employment Term, Employee shall reimburse employer for the costs associated with providing such benefits to Employee and his immediate family members. In addition, the Employer shall provide such fringe benefits to Employee and his immediate family members, either through direct payments by Employer or by reimbursement, as the Employer's Board of Directors may determine from time to time, provided that notwithstanding any of the foregoing, during the Employment Term the Employee shall be entitled to continue to receive such benefits and perquisites (other than salary and bonuses) as he regularly received from the employer during the 12 month period immediately prior to entering into the Agreement.

          8. CONFIDENTIALITY AND NON-DISCLOSURE. Employee acknowledges that Employee does and shall continue to have access to trade secrets and other confidential information which is the property of Employer and/or its affiliates1, including but not limited to information relating to their present or future operations (all of the foregoing, whether or not it qualifies as a "trade secret" under applicable law, is collectively called "Confidential Information"). Employee recognizes that Confidential Information is proprietary to Employee and its Affiliates and gives each of them significant competitive advantage. Accordingly, Employee agrees not to use or disclose any of the Confidential Information during or after the term of this Agreement, except for

----------------------------
    1 An affiliate is any person or entity controlling, controlled by, or under common control with, the Employer.


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the sole and exclusive benefit of the Employee or its Affiliates, or pursuant to any relevant law or regulation, provided in the latter case Employee shall give reasonable prior written notice of such disclosure to the Employer and only make such disclosure upon receipt of an appropriate opinion of counsel confirming the necessity of such disclosure, which opinion shall also be furnished to the Employer. Upon any termination of this Agreement, Employee will return to the Employee all tangible embodiments of any Confidential Information. Employee agrees that each of the Employer and its Affiliates would be irreparably injured by any breach of Employee's confidentiality agreement, that such injury would not be adequately compensable by monetary damages, and that, accordingly, the Employer and any offended Affiliate may specifically enforce the provisions of this Paragraph by injunction or similar remedy by any court of competent jurisdiction, without affecting any claim for damages.

          9. NON-COMPETITION. Employee acknowledges that (i) the knowledge Employee has obtained as a result of Employee's involvement with respect to any of the business operations of Employer and (ii) the services to be rendered by Employee pursuant to this Agreement are of a special and unusual character and have a unique value to the Employer, the loss of which cannot adequately be compensated by damages in an action at law. In view of this unique value, and because of the Confidential Information which Employee shall have and will obtain, and as a material inducement to the Employer to enter into this Agreement, Employee agrees that Employee will not, for a period of one (1) year from the date of the termination of Employee's employment pursuant to this Agreement, (i) engage in the development or marketing or promotion of any business which is, becomes, or reasonably may become competitive with any of the business operations of Employer ("Prohibited Activities"); (ii) become associated as manager, supervisor, employee, consultant, advisor, or stockholder owning more than 5% of the outstanding stock of a company or participate in the management or direction of a company or other entity with any person, corporation or entity engaging in any Prohibited Activities; (iii) divert or solicit any customer or prospective customer of the Employer for the benefit of any other person or entity; or (iv) solicit on behalf of Employee or any other person or entity the employment of any person employed by the Employer or any entity controlling, controlled by or under common control with the Employer at any time during the term of this Agreement.

         10. ARBITRATION. Except for the agreements contained in Paragraphs 8 and 9, the exclusive remedy with respect to any dispute arising between Employee and the Employer regarding the interpretation or enforcement of any portion of this Agreement shall be determination by arbitration by a sole arbitrator under the rules of the Commercial Division of the American Arbitration Association. Arbitration shall take place in the appropriate jurisdiction in New Hampshire, and any award, which may include attorneys' fees and costs, in the sole discretion of the arbitrator, may be enforced in any court of competent jurisdiction. All awards and determinations of the arbitration shall be final. No written interrogatories or recorded testimony shall be provided to either party prior to any arbitration proceeding, but in his sole discretion the arbitrator may compel either party to produce witnesses for interviews and documents for inspection prior to any hearing. With respect to the agreements contained in Paragraphs 8 and 9, the Employer and Employee agree that damages, by themselves, are an inadequate remedy at law, that a material breach of the provisions of such paragraphs may be specifically enforced by injunction or similar remedy in any court of competent jurisdiction without affecting any claim for damages, provided that any such injunction shall either be preliminary in nature, enjoining such activity pending the outcome of the arbitration as provided in this section, or be in assistance of the final determination of the arbitrators as provided for in such section. The Employer and Employee agree that such injunction may be issued without the necessity of posting a bond.



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            11.   REMEDIES AND REASONABILITY.

                  A. Employee agrees that, if Employee shall violate any of the covenants or agreements contained in Paragraphs 8 or 9 of this Agreement, the Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which Employee directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Employer may be entitled at law or in equity or under this Agreement.

                  B. With respect to the provisions of Paragraphs 8 and 9 Employee agrees that damages, by themselves, are an inadequate remedy at law, that a material breach of the provisions of either of those Paragraphs would cause irreparable injury to the aggrieved party, and that the provisions of those Paragraphs may be specifically enforced by injunction or similar remedy in any court of competent jurisdiction without affecting any claim for damages.

                  C. In the event that, notwithstanding the foregoing, any of the provisions of Paragraphs 8 or 9 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though invalid or unenforceable parts had not been included therein. In the event that any provision of this Paragraph relating to time period and/or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such panel or court deems reasonable and enforceable, said time period and/or areas of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area which such panel or court deems reasonable and enforceable.

                  D. Employee has carefully read and considered the provisions of Paragraphs 8 and 9, and having done so, agree that the restrictions set forth (including but not limited to the time period of restriction and the areas of restriction) are fair and reasonable and are reasonably required for the protection of the interests of the Employer, its officers, directors, and other employees.

            12. TERMINATION. The Employee shall have the right to terminate the Employment Term at any time upon 30 days written notice to the Employer, and all payments of compensation hereunder shall cease as of the date of such termination. The Employer shall have the right to terminate the Employee's employment for cause at any time. In the event the Employer elects to terminate the Employee's employment for cause, or otherwise prior to the first anniversary of this agreement, then the Employer shall continue Employee's current annual salary through such anniversary date. No termination of employment pursuant to this Section 12 shall effect the payments provided for pursuant to Section 7 of this Agreement. For the purpose of this Section 12, the term "cause" shall mean a substantial failure or refusal on the part of the Employee to perform substantially such person's duties hereunder as determined by unanimous written finding of the Board of Directors, the conviction of the Employee of a felony, willful misconduct of the Employee contrary to the interest of the Employer, or a material breach of the Employee's fiduciary duties to the Employer.

            13. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:



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         To Employer:               Hesser, Inc.
                                    c/o Educational Medical, Inc.
                                    1327 Northmeadow Parkway, Suite 132
                                    Roswell, GA 30076
                                    Attention: President

         To Employee: ----------------------------------
                                    c/o Hesser College
                                    3 Sundial Avenue
                                    Manchester, NH 03103

         Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

         14. APPLICABLE LAW; VENUE. This Agreement shall be governed by the State of New Hampshire. Venue for any action for either party in this Agreement shall be the lowest state court of competent jurisdiction in Hillsborough County, New Hampshire.

         15. ATTORNEYS' FEES. In the event that any action is filed in relation to this Agreement, the unsuccessful party in such action shall pay to the successful party in addition to all the sums that either party may be called on to pay, a reasonable sum for attorneys fees, including fees incurred for any and all appeals.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         17. AMENDMENTS. This Agreement, or any provisions hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

         18. ENTIRE AGREEMENT. This Agreement and the agreements referred to in it contain the entire agreement between the parties with respect to the transactions provided for in them and supersede all previously written or oral negotiations, commitments, representations and/or agreements.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                 EMPLOYER:

                                                 HESSER, INC.,  a New Hampshire
                                                 corporation

                                                 By:
                                                    ----------------------------

                                                 EMPLOYEE:


                                                 -------------------------------



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                EDUCATIONAL MEDICAL, INC. has joined in this Agreement for the purposes of guaranteeing all of the obligations of the employer to the employee hereunder.

                                              EDUCATIONAL MEDICAL, INC., a
                                              Delaware corporation



                                              By:
                                                 -------------------------------



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